Exhibit 99.1

Popular, Inc. Reports Net income of $27.5 million for the Quarter Ended September 30, 2011

  Pre-tax income of $33.1 million, vs. pre-tax income of $72.6 million in Q2
  Net income per common share of $0.03
  Gross revenues of $492 million, vs. $499 million in Q2
  Net benefit of approximately $4.7 million, before tax, recorded on the sale of commercial and construction loans with a book value of $128 million; the majority were in non-accruing status at the transaction date
  Gain of $8.1 million on the sale of investment securities available-for-sale
  Provision for loan losses increased by $32.0 million, or 22% vs. Q2; allowance for loan losses stood at 3.35% of non-covered loans held-in-portfolio; net charge-offs increased $3.5 million
  Total operating expenses remained stable
  Strong capital ratios
  Completed transaction to buy $130 million credit-card portfolio

SAN JUAN, Puerto Rico--Wednesday, October 19, 2011--Popular, Inc. (“the Corporation” or “Popular”) (NASDAQ: BPOP) reported net income of $27.5 million for the quarter ended September 30, 2011, compared with net income of $110.7 million for the quarter ended June 30, 2011, and net income of $494.1 million for the quarter ended September 30, 2010. The results for the second quarter of 2011 included a tax benefit of approximately $59.6 million related to the timing of loan charge-offs for tax purposes, while the results for the third quarter of 2010 included a $640.8 million gain recognized in connection with the sale of 51% interest in EVERTEC.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said, “With our third consecutive profitable quarter, we continue to make progress as we drive Popular on a path to greater profitability. In Puerto Rico, where we have a uniquely valuable franchise, the credit environment remains uneven. While we have seen improvement in some of our portfolios, we increased our provisions for the commercial portfolio. In the U.S., we exceeded our expectations with another quarter of steady net interest income and lower funding costs in the midst of improving credit conditions.”

Mr. Carrión added, “Our unique market position is reflected in our ability to produce stable top line revenue throughout the credit cycle. We are continuing to de-risk our balance sheet and reduce our expense base, among other measures, to position Popular for improved performance in 2012. We remain focused on reducing our elevated credit costs, which is the key to unlocking the enormous value potential of this organization.”

Sale of Construction and Commercial Real Estate Loans

On September 29, 2011, Banco Popular de Puerto Rico (“BPPR”), the Corporation’s principal banking subsidiary, completed the sale of construction and commercial real estate loans with an unpaid principal balance and net book value of approximately $358 million and $128 million, respectively. The majority of the loans sold were in non-performing status at the transaction date. The purchaser was a newly created joint venture (the “Joint Venture”), which is majority owned by a limited liability company created by Goldman Sachs & Co., Caribbean Property Group LLC and East Rock Capital LLC.

During the third quarter of 2011, the Corporation recognized a positive impact to revenues of approximately $4.7 million before tax as a result of the sale. This included approximately $17.4 million classified as gain on sale of loans, partially offset by $12.7 million of provision for loan losses related to write-downs taken on certain loans that were reclassified from held-in-portfolio to held-for-sale during the third quarter of 2011.

As consideration for the sale of the loans, BPPR received approximately $48 million in cash, a note for approximately $86 million as seller financing and a 24.9% equity interest in the new Joint Venture. BPPR extended a $68.5 million advance facility to the Joint Venture to cover unfunded commitments and other costs to complete the construction projects and a $20 million working capital line of credit to fund certain expenses of the Joint Venture.

Earnings Highlights – Third Quarter 2011 compared to Second Quarter 2011

	Quarter ended
			$ Variance
(Dollars in thousands)	September 30, 2011	June 30, 2011	Q3 vs. Q2 2011	September 30, 2010
Net interest income	$369,311	$374,542	($5,231)	$356,778
Provision for loan losses – non-covered loans	150,703	95,712	54,991	215,013
Provision for loan losses – covered loans [1]	25,573	48,605	(23,032)	-
Net interest income after provision for loan losses	193,035	230,225	(37,190)	141,765
Non-interest income	122,390	124,160	(1,770)	825,894
Operating expenses	282,355	281,800	555	371,541
Income before income tax	33,070	72,585	(39,515)	596,118
Income tax expense (benefit)	5,537	(38,100)	43,637	102,032
Net income	$27,533	$110,685	($83,152)	$494,086
Net income applicable to common stock	$26,602	$109,754	($83,152)	$494,086
Net income per common share - basic and diluted	$0.03	$0.11	($0.08)	$0.48
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC Westernbank loss sharing agreements.

Refer to the accompanying “Financial Supplement to Third Quarter 2011 Earnings Release” for detailed financial information and key performance ratios.

Net interest income

  The decrease in net interest income of $5.2 million for the third quarter of 2011 was mainly a combination of lower volume and yields on loans and investment securities, partially offset by lower levels and funding costs of deposits and borrowings. The net interest margin decreased from 4.48% for the second quarter of 2011 to 4.45% for the third quarter of 2011. Refer to Tables D and E for detailed information on average financial condition balances and an analysis of yield / rates by main categories.
  The principal variance in interest income on loans was a reduction in the interest from covered loans by $10.1 million. During the second quarter of this year the Corporation received full payment for one of the pools accounted for pursuant to ASC 310-30. This payment was not expected as part of the pool’s original cash flow estimate. As a result, the reassessment of cash flows performed in the second quarter yielded a one-time benefit of approximately $10.9 million as the remaining unamortized discount was recognized into earnings. Other factors contributing to this variance include a lower discount accretion on covered loans (revolving facilities) accounted for pursuant to ASC Subtopic 310-20 by $5.6 million, partially offset by the effect of the reassessment of expected cash flows for those loans accounted for pursuant to ASC 310-30.
  The cost on deposits declined by 9 basis points. This decrease was achieved in BPPR due to continued progress in lowering deposit costs, and in Banco Popular North America (“BPNA”), facilitated by a lower rate environment and the shrinking of BPNA’s balance sheet.
  The decrease in interest expense on borrowings of $5.1 million was principally related to a reduction in interest expense associated with the note issued to the FDIC as part of the Westernbank-assisted transaction by approximately $5.8 million. The reduction was due to lower levels as the FDIC note balance averaged $1.1 billion for the third quarter of 2011, compared with $1.9 billion for the second quarter of 2011.

Provision for loan losses

  The increase in the provision for loan losses of $32.0 million was the result of an increase in the provision for non-covered loans by $55.0 million, partially offset by a decrease in the provision for loan losses on the covered loans by $23.0 million. The increase related to non-covered loans was principally associated with the BPPR reportable segment’s commercial and residential mortgage loan portfolios since weak economic conditions in Puerto Rico continue to adversely impact these portfolios. In addition, $12.7 million of the increase was associated with write-downs on commercial loans transferred from the held-in-portfolio to the held-for-sale category during the third quarter of 2011. These loans were part of the sale executed in September 2011. The decrease in the provision for loan losses on the covered loan portfolio was impacted by the reassessment of expected credit deterioration considered in the quarterly recasting of cash flows, which had a greater impact in the second quarter as it relates to covered loans accounted for under ASC 310-30.

Non-interest income

  FDIC loss share expense amounting to $5.4 million was recognized in the third quarter of 2011, compared with FDIC loss share income of $38.7 million for the second quarter of 2011. The unfavorable variance in these quarterly results was mainly due to:

  A reduction of $28.8 million in the quarterly accretion of the FDIC loss share indemnification asset. The decrease resulted from the evaluation of expected cash flows of the loan portfolio completed in June and updated in September that resulted in reduced losses expected to be collected from the FDIC. This reduction in losses also results in an improvement in interest income due to an increase in the accretable yield on the covered loans. The impact in interest income is taken throughout the life of the loans whereas the life of the indemnification asset is shorter given the timeframe of the FDIC loss sharing agreements.
  A decrease of $18.4 million related to a reduction in the 80% mirror accounting of the provision for loan losses. As indicated previously, the provision for loan losses on the covered loans amounted to $25.6 million in the third quarter of 2011, compared with $48.6 million in the second quarter of 2011.
  Partially offset by a reduction of $4.5 million in the 80% mirror accounting of loans accounted under ASC Subtopic 310-20 due to lower discount accretion on covered loans.
  Net gain on sale of loans, including valuation adjustments on loans held-for-sale, amounted to $20.3 million for the third quarter of 2011, compared with a net loss of $12.8 million for the second quarter of 2011. The gain for the quarter was primarily related to the non-performing construction and commercial loan sale transaction. As indicated previously, the gain on sale of approximately $17.4 million on this transaction was partially offset by the $12.7 million provision for loan losses recorded on certain loans reclassified to held-for-sale during the third quarter. The net loss for the quarter ended June 30, 2011 was influenced by unfavorable fair value adjustments related to disbursements made to customers on the unfunded commitments of construction and commercial loans held-for-sale.
  Gains on the sale of investment securities available-for-sale amounting to $8.1 million were recognized during the third quarter of 2011, principally from the sale of approximately $234 million in FHLB notes. With this sale, the Corporation monetized part of the unrealized gain in its investment portfolio and will use the proceeds to prepay part of the FDIC note without prepayment penalty, thereby generating favorable economics.
  Other service fees increased by $4.4 million mostly due to greater fees derived from the sale and administration of investment products, particularly commissions on the sale of a bond issuance, and insurance fees. Also, there were increases in credit card fees related to interchange income due to higher transaction volume and higher fees related to the recently acquired Citibank’s Puerto Rico American Airlines Advantage credit card portfolio. Refer to Table F in the Financial Supplement for a breakdown of other service fees.

Operating expenses

  Operating expenses in total remained stable. Business promotion expense reflected an increase of $3.3 million, principally due to earned points related to the new credit card program offered since August 2011 and advertising expenses. There were other increases in operating expenses including an unfavorable variance in the category of reserves for unfunded credit commitments. These unfavorable variances were partially offset by decreases in other real estate expenses, FDIC deposit insurance expense and other taxes. Refer to Table B which provides a breakdown of operating expenses by main categories.

Income taxes

  The variance in income tax was principally the result of the impact of the private ruling and closing agreement entered into by the Corporation with the Puerto Rico Department of the Treasury during the second quarter of 2011, which resulted in a tax benefit for the Corporation of $59.6 million during that quarter. The tax benefit related to the timing of loan charge-offs for tax purposes.

Credit Quality

  Excluding covered loans, the allowance for loan losses to loans held-in-portfolio ratio stood at 3.35% at September 30, 2011, almost unchanged when compared to 3.34% at June 30, 2011. The general and specific reserves amounted to $634 million and $58 million, respectively, as of September 30, 2011, compared with $670 million and $20 million, respectively, as of June 30, 2011. The reduction in the general component of the allowance for loan losses on the non-covered loans for the quarter ended September 30, 2011 was mostly attributable to improved credit performance and lower volume of commercial loans in the BPNA reportable segment. Commercial loans held-in-portfolio, excluding covered loans, declined by $147 million from June 30, 2011 to September 30, 2011, principally at the BPNA reportable segment. The increase in the specific reserve was principally associated to higher reserve requirements on the mortgage and commercial loan portfolios of the BPPR reportable segment. Refer to Tables H through M for detailed credit quality information, including the activity in the allowance for loan losses.
  Non-performing loans, excluding loans held-for-sale and covered loans, increased $107 million, or 7%, from June 30, 2011 to September 30, 2011. Refer to Table I for the activity in non-performing commercial and construction loans, excluding covered loans and loans held-for-sale.
  Net charge-offs for the quarter ended September 30, 2011 increased by $3.5 million, compared with the second quarter of 2011. Excluding covered loans, net charge-offs for the third quarter of 2011 increased by $1.8 million, compared with the quarter ended June 30, 2011.

BPPR Reportable Segment

  Excluding the impact of the provision for loan losses for the covered loan portfolio, the provision for loan losses for non-covered loans of the BPPR reportable segment totaled $131.1 million for the third quarter of 2011, an increase of $60.4 million, from $70.7 million for the second quarter of 2011. The increase was principally driven by higher net charge-offs, delinquencies and loan modifications of the commercial and residential mortgage loans portfolios at the BPPR reportable segment, in addition to the negative impact of approximately $12.7 million in the provision for loan losses related to commercial loans transferred from the held-in-portfolio to held-for-sale category during the third quarter of 2011.
  Annualized net charge-offs to average non-covered loans held-in-portfolio ratio for the BPPR reportable segment increased 27 basis points, from 2.22% for the quarter ended June 30, 2011 to 2.49% for the quarter ended September 30, 2011. The increase was principally driven by net charge-offs of the commercial loan portfolio, prompted by impaired commercial loans accounted for as collateral dependent loans.
  Non-performing loans of the BPPR reportable segment, excluding loans held-for-sale and covered loans, increased from $1.2 billion at June 30, 2011 to $1.3 billion at September 30, 2011, mainly due to the commercial, construction and residential mortgage loan portfolios. The weak economic conditions in Puerto Rico continue to adversely impact these portfolios.
  Refer to Table L for information on the allowance for loan losses of the Corporation’s Puerto Rico operations. The increase in the allowance for loan losses as of September 30, 2011 reflects an increase in the loss trend in the commercial loan portfolio, and higher specific reserve requirements mainly in the commercial and mortgage loan portfolios. The latter was driven by a higher level of mortgage loans restructured under loss mitigation programs.

BPNA Reportable Segment

  The provision for loan losses for the BPNA reportable segment amounted to $19.6 million or 43.2% of net charge-offs for the third quarter of 2011, compared with $25.0 million or 46.1% of net charge-offs for the second quarter of 2011. The decrease in the provision for loan losses was principally driven by improvements in credit performance and lower loan balances, primarily in the commercial loan portfolio.
  Annualized net charge-offs to average loans held-in-portfolio ratio for the BPNA reportable segment declined 45 basis points, from 3.45% for the quarter ended June 30, 2011 to 3.00% for the quarter ended September 30, 2011. Net charge-offs of the commercial and construction loan portfolios continue to reflect a decreasing trend in the Corporation’s U.S. Mainland operations.

  Non-performing loans held-in-portfolio of the BPNA reportable segment amounted to $395 million as of September 30, 2011 compared with $415 million as of June 30, 2011. Non-performing commercial, construction and consumer loans at the BPNA reportable segment reflected a decreasing trend, as the Corporation’s U.S. Mainland operations have continued to reflect certain signs of stabilization. Non-performing mortgage loans increased by $5 million from June 30, 2011 in part due to loans restructured under loss mitigation programs.
  Refer to Table M for information on the allowance for loan losses of the BPNA reportable segment. The decline in the allowance for loan losses as of September 30, 2011 reflects declining losses in the commercial loan portfolio, partially offset by an increase in the specific reserve for mortgage loans restructured under loss mitigation programs.

Financial Condition Highlights – September 30, 2011 compared to June 30, 2011

  Total assets amounted to $38.2 billion as of September 30, 2011, compared with $39.0 billion as of June 30, 2011. Refer to Table C for a detailed presentation of the Corporation’s Consolidated Statements of Condition.
  Total investment securities, including trading securities and other investment securities, totaled $5.8 billion as of September 30, 2011, compared with $6.5 billion as of June 30, 2011. Investment securities available-for-sale declined $163 million due to the previously mentioned sale of FHLB notes. Trading securities declined as well by $513 million, principally due to the sale of mortgage-backed securities. The FHLB notes and mortgage-backed securities’ trades executed in late September settled in October 2011, thus for accounting purposes such securities were classified as trade receivables in the “other assets” caption in the consolidated statement of condition as of September 30, 2011. The sale of mortgage-backed securities was made to take advantage of favorable market conditions for the securities held in the trading portfolio and the proceeds were subsequently used to repay short-term debt.
  Total loans held-in-portfolio declined $88 million from June 30, 2011 to September 30, 2011. Refer to Table G for a breakdown by loan categories. Commercial and construction non-covered loans held-in-portfolio decreased $183 million from June 30, 2011 to September 30, 2011, which consisted of a decline of $196 million at the BPNA reportable segment, partially offset by an increase of $13 million in the BPPR reportable segment. The decline in the commercial loan portfolio was offset by mortgage loan activity in Puerto Rico as well as the impact of the credit card portfolio acquired from Citibank in early August 2011.
  Loans held-for-sale declined $140 million from June 30, 2011 to September 30, 2011, principally due to the sale of the commercial and construction loan portfolio.
  The FDIC loss share asset amounted to $1.8 billion as of September 30, 2011, compared with $2.4 billion as of June 30, 2011. The decline was principally due to claims receivables outstanding as of June 30, 2011 of approximately $545 million which were collected from the FDIC in July 2011.
  Deposits totaled $28.0 billion as of September 30, 2011 and June 30, 2011. Table G presents a breakdown of deposits by major categories.
  The Corporation’s borrowings amounted to $5.3 billion as of September 30, 2011, compared with $6.1 billion as of June 30, 2011. The decrease in borrowings was mostly related to a reduction in principal of $803 million on the note issued to the FDIC. This note has a carrying amount of $714 million as of September 30, 2011. This decrease was due to the impact of payments of principal from loan and claim collections as well as prepayments during the quarter.
  Stockholders’ equity remained stable at $4.0 billion as of September 30, 2011. Refer to Table A for capital ratios and Table N for Non-GAAP reconciliations. The Corporation continues to be well-capitalized. Capital ratios as of September 30, 2011 improved compared with June 30, 2011 due to a reduction on assets, higher net deferred tax asset included without limitation in regulatory capital and internal capital generation.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; (ix) the impact of the Dodd-Frank Act on our businesses, business practice and cost of operations; and (x) additional Federal Deposit Insurance Corporation assessments. For a discussion of such factors and certain risks and uncertainties to which the Corporation is subject, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, the Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks 36th by assets among U.S. banks. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

An electronic version of this press release can be found at the Corporation’s website, www.popular.com.

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Breakdown of Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of general and specific reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of general and specific reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of general and specific reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

POPULAR, INC.
Financial Supplement to Third Quarter 2011 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarter ended	Quarter ended	Quarter ended	Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
Net income (loss) per common share:
Basic and diluted	$0.03	$0.11	$0.48	$0.14	$0.21

Average common shares outstanding	1,021,660,038	1,021,225,911	1,021,374,014	1,021,474,504	839,196,564
Average common shares outstanding - assuming dilution	1,021,660,038	1,021,896,141	1,021,374,014	1,022,517,199	839,509,525
Common shares outstanding at end of period	1,024,475,398	1,023,977,895	1,022,686,418	1,024,475,398	1,022,686,418

Market value per common share	$1.50	$2.76	$2.90	$1.50	$2.90

Market Capitalization --- (In millions)	$1,537	$2,826	$2,966	$1,537	$2,966

Return on average assets	0.29%	1.15%	4.88%	0.52%	1.28%

Return on average common equity	2.81%	12.02%	56.94%	5.33%	16.77%

Net interest margin [1]	4.45%	4.48%	4.03%	4.36%	3.69%

Common equity per share	$3.87	$3.82	$3.98	$3.87	$3.98

Tangible common book value per common share (non-GAAP)	$3.17	$3.14	$3.29	$3.17	$3.29

Tangible common equity to tangible assets (non-GAAP)	8.67%	8.38%	8.41%	8.67%	8.41%

Tier 1 risk-based capital [2]	15.82%	15.22%	15.03%	15.82%	15.03%

Total risk-based capital [2]	17.09%	16.50%	16.32%	17.09%	16.32%

Tier 1 leverage [2]	10.59%	10.19%	10.10%	10.59%	10.10%

Tier 1 common equity to risk-weighted assets (non-GAAP) [2]	12.02%	11.53%	11.56%	12.02%	11.56%

[1] Not on a taxable equivalent basis.
[2] Capital ratios for the current quarter are estimated.

POPULAR, INC.
Financial Supplement to Third Quarter 2011 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)

	Quarter ended	Quarter ended	Variance	Quarter ended	Nine months ended	Nine months ended
(In thousands, except	September 30,	June 30,	Q3 2011 vs.	September 30,	September 30,	September 30,
per share information)	2011	2011	Q2 2011	2010	2011	2010
Interest income:
Loans	$428,999	$442,460	$(13,461)	$455,631	$1,294,834	$1,231,290
Money market investments	886	926	(40)	1,391	2,759	4,326
Investment securities	51,085	53,723	(2,638)	57,277	157,183	185,118
Trading account securities	10,788	9,790	998	7,136	29,332	20,313
Total interest income	491,758	506,899	(15,141)	521,435	1,484,108	1,441,047
Interest expense:
Deposits	65,868	70,672	(4,804)	86,330	213,419	269,919
Short-term borrowings	13,744	13,719	25	14,945	41,478	45,756
Long-term debt	42,835	47,966	(5,131)	63,382	141,999	185,082
Total interest expense	122,447	132,357	(9,910)	164,657	396,896	500,757
Net interest income	369,311	374,542	(5,231)	356,778	1,087,212	940,290
Provision for loan losses	176,276	144,317	31,959	215,013	395,912	657,471
Net interest income after provision for loan losses	193,035	230,225	(37,190)	141,765	691,300	282,819
Service charges on deposit accounts	46,346	46,802	(456)	48,608	138,778	149,865
Other service fees	62,664	58,307	4,357	100,822	179,623	305,867
Net gain (loss) on sale and valuation adjustments of investment securities	8,134	(90)	8,224	3,732	8,044	4,210
Trading account profit	2,912	874	2,038	5,860	3,287	8,101
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	20,294	(12,782)	33,076	4,250	14,756	14,396
Adjustments (expense) to indemnity reserves on loans sold	(10,285)	(9,454)	(831)	(5,823)	(29,587)	(37,502)
FDIC loss share (expense) income	(5,361)	38,670	(44,031)	(7,668)	49,344	(22,705)
Fair value change in equity appreciation instrument	-	578	(578)	10,641	8,323	35,035
Gain on sale of processing and technology business	-	-	-	640,802	-	640,802
Other operating income	(2,314)	1,255	(3,569)	24,670	38,350	84,518
Total non-interest income	122,390	124,160	(1,770)	825,894	410,918	1,182,587
Operating expenses:
Personnel costs
Salaries	77,455	76,698	757	93,791	227,944	274,933
Commissions, incentives and other bonuses	11,630	11,995	(365)	21,302	33,548	41,670
Pension, postretirement and medical insurance	11,385	12,810	(1,425)	14,711	36,181	46,456
Other personnel costs, including payroll taxes	11,254	9,456	1,798	11,401	31,150	37,110
Total personnel costs	111,724	110,959	765	141,205	328,823	400,169
Net occupancy expenses	25,885	25,957	(72)	28,425	76,428	86,359
Equipment	10,517	10,761	(244)	25,432	33,314	74,231
Other taxes	12,391	14,623	(2,232)	13,872	38,986	38,635
Professional fees	48,756	49,479	(723)	48,224	144,923	109,498
Communications	6,800	7,188	(388)	9,514	21,198	31,628
Business promotion	14,650	11,332	3,318	11,260	35,842	29,759
FDIC deposit insurance	23,285	27,682	(4,397)	17,183	68,640	49,894
Loss on early extinguishment of debt	109	289	(180)	25,448	8,637	26,426
Other real estate owned (OREO)	3,234	6,440	(3,206)	6,997	11,885	26,322
Credit and debit card processing, volume, interchange and other	5,416	4,206	1,210	14,846	13,565	38,747
Other operating expenses	17,125	10,629	6,496	26,724	49,990	62,287
Amortization of intangibles	2,463	2,255	208	2,411	6,973	6,915
Total operating expenses	282,355	281,800	555	371,541	839,204	980,870
Income before income tax	33,070	72,585	(39,515)	596,118	263,014	484,536
Income tax expense (benefit)	5,537	(38,100)	43,637	102,032	114,664	119,994
Net income	$27,533	$110,685	$(83,152)	$494,086	$148,350	$364,542
Net income applicable to common stock	$26,602	$109,754	$(83,152)	$494,086	$145,558	$172,875
Net income per common share - basic	$0.03	$0.11	$(0.08)	$0.48	$0.14	$0.21
Net income per common share - diluted	$0.03	$0.11	$(0.08)	$0.48	$0.14	$0.21

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table C - Consolidated Statement of Condition
(Unaudited)

				$ Variance
	September 30,	June 30,	September 30,	Q3 2011 vs.
(In thousands)	2011	2011	2010	Q2 2011
Assets:
Cash and due from banks	$567,141	$587,965	$580,811	$(20,824)
Money market investments	1,269,139	1,383,892	2,023,949	(114,753)
Trading account securities, at fair value	272,939	785,842	483,192	(512,903)
Investment securities available-for-sale, at fair value	5,226,529	5,389,491	5,741,483	(162,962)
Investment securities held-to-maturity, at amortized cost	128,546	129,910	214,152	(1,364)
Other investment securities, at lower of cost or realizable value	173,569	174,560	158,309	(991)
Loans held-for-sale, at lower of cost or fair value	368,777	509,046	115,088	(140,269)
Loans held-in-portfolio:
Loans not covered under loss sharing agreements with the FDIC	20,673,886	20,657,694	22,141,427	16,192
Loans covered under loss sharing agreements with the FDIC	4,512,423	4,616,575	4,953,195	(104,152)
Less - Allowance for loan losses	(772,921)	(746,847)	(1,243,994)	(26,074)
Total loans held-in-portfolio, net	24,413,388	24,527,422	25,850,628	(114,034)
FDIC loss share asset	1,798,339	2,350,176	2,324,978	(551,837)
Premises and equipment, net	536,529	537,870	531,849	(1,341)
Other real estate not covered under loss sharing agreements with the FDIC	175,785	162,419	168,823	13,366
Other real estate covered under loss sharing agreements with the FDIC	75,339	74,803	56,368	536
Accrued income receivable	134,263	141,980	160,167	(7,717)
Mortgage servicing assets, at fair value	157,226	162,619	165,947	(5,393)
Other assets	2,168,529	1,393,843	1,443,158	774,686
Goodwill	648,353	647,318	645,944	1,035
Other intangible assets	64,212	54,186	60,438	10,026
Total assets	$38,178,603	$39,013,342	$40,725,284	$(834,739)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$5,527,450	$5,364,004	$5,371,439	$163,446
Interest bearing	22,425,890	22,596,425	22,368,605	(170,535)
Total deposits	27,953,340	27,960,429	27,740,044	(7,089)
Federal funds purchased and assets sold under agreements to repurchase	2,601,606	2,570,322	2,358,139	31,284
Other short-term borrowings	166,200	151,302	191,342	14,898
Notes payable	2,550,745	3,423,286	5,145,152	(872,541)
Other liabilities	894,111	943,935	1,170,476	(49,824)
Total liabilities	34,166,002	35,049,274	36,605,153	(883,272)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	10,249	10,242	10,229	7
Surplus	4,099,379	4,097,909	4,094,302	1,470
Accumulated deficit	(201,770)	(228,372)	(119,877)	26,602
Treasury stock	(992)	(642)	(545)	(350)
Accumulated other comprehensive income	55,575	34,771	85,862	20,804
Total stockholders’ equity	4,012,601	3,964,068	4,120,131	48,533
Total liabilities and stockholders’ equity	$38,178,603	$39,013,342	$40,725,284	$(834,739)

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

Quarter	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
($ amounts in millions;	September 30, 2011			June 30, 2011			September 30, 2010			Q3 2011 vs Q2 2011			Q3 2011 vs Q3 2010
yields not on a taxable	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,540	$62.8	3.32%	$7,617	$64.4	3.39%	$8,199	$65.8	3.21%	($77)	($1.6)	(0.07)%	($659)	($3.0)	0.11%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,690	134.1	4.98	11,023	137.2	4.99	11,554	150.9	5.18	(333)	(3.1)	(0.01)	(864)	(16.8)	(0.20)
Construction	698	2.5	1.45	804	2.7	1.34	1,401	6.2	1.75	(106)	(0.2)	0.11	(703)	(3.7)	(0.30)
Mortgage	5,326	78.7	5.91	5,124	81.5	6.36	4,627	68.8	5.94	202	(2.8)	(0.45)	699	9.9	(0.03)
Consumer	3,656	95.1	10.32	3,610	92.3	10.26	3,814	100.4	10.45	46	2.8	0.06	(158)	(5.3)	(0.13)
Lease financing	572	12.8	8.93	583	12.9	8.85	618	13.5	8.74	(11)	(0.1)	0.08	(46)	(0.7)	0.19
Total loans not covered under loss sharing agreements with the FDIC	20,942	323.2	6.14	21,144	326.6	6.19	22,014	339.8	6.14	(202)	(3.4)	(0.05)	(1,072)	(16.6)	-
Loans covered under loss sharing agreements with the FDIC	4,557	105.8	9.23	4,686	115.9	9.91	5,027	115.8	9.15	(129)	(10.1)	(0.68)	(470)	(10.0)	0.08
Total loans	25,499	429.0	6.69	25,830	442.5	6.87	27,041	455.6	6.70	(331)	(13.5)	(0.18)	(1,542)	(26.6)	(0.01)
Total interest earning assets	33,039	$491.8	5.92%	33,447	$506.9	6.07%	35,240	$521.4	5.89%	(408)	($15.1)	(0.15)%	(2,201)	($29.6)	0.03%
Allowance for loan losses	(749)			(713)			(1,255)			(36)			506
Other non-interest earning assets	5,609			5,953			6,200			(344)			(591)
Total average assets	$37,899			$38,687			$40,185			($788)			($2,286)

Liabilities and Stockholders' equity:
Interest bearing deposits:
NOW and money market	$5,284	$7.3	0.55%	$5,353	$8.4	0.63%	$4,986	$10.0	0.80%	($69)	($1.1)	(0.08)%	$298	($2.7)	(0.25)%
Savings	6,307	8.6	0.54	6,257	10.0	0.64	6,139	14.3	0.92	50	(1.4)	(0.10)	168	(5.7)	(0.38)
Time deposits	10,876	50.0	1.82	10,990	52.3	1.91	11,077	62.0	2.22	(114)	(2.3)	(0.09)	(201)	(12.0)	(0.40)
Total interest bearing deposits	22,467	65.9	1.16	22,600	70.7	1.25	22,202	86.3	1.54	(133)	(4.8)	(0.09)	265	(20.4)	(0.38)
Borrowings	5,675	56.6	3.98	6,486	61.7	3.81	8,728	78.3	3.58	(811)	(5.1)	0.17	(3,053)	(21.7)	0.40
Total interest bearing liabilities	28,142	122.5	1.73	29,086	132.4	1.82	30,930	164.6	2.12	(944)	(9.9)	(0.09)	(2,788)	(42.1)	(0.39)
Net interest spread			4.19%			4.25%			3.77%			(0.06)%			0.42%
Non-interest bearing deposits	5,095			5,044			4,908			51			187
Other liabilities	861			845			854			16			7
Stockholders' equity	3,801			3,712			3,493			89			308
Total average liabilities and stockholders' equity	$37,899			$38,687			$40,185			($788)			($2,286)

Net interest income / margin non-taxable equivalent basis		$369.3	4.45%		$374.5	4.48%		$356.8	4.03%		($5.2)	(0.03)%		$12.5	0.42%

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

Year-to-date	Nine months ended			Nine months ended			Variance
($ amounts in millions;	September 30, 2011			September 30, 2010			YTD 2011 vs. 2010
yields not on a taxable	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,542	$189.3	3.35%	$8,561	$209.7	3.27%	($1,019)	($20.4)	0.08%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,987	410.5	4.99	12,009	466.8	5.20	(1,022)	(56.3)	(0.21)
Construction	788	8.5	1.45	1,542	23.3	2.02	(754)	(14.8)	(0.57)
Mortgage	5,070	231.5	6.09	4,588	204.4	5.94	482	27.1	0.15
Consumer	3,645	281.1	10.31	3,898	302.7	10.39	(253)	(21.6)	(0.08)
Lease financing	582	39.0	8.93	638	41.7	8.71	(56)	(2.7)	0.22
Total loans not covered under loss sharing agreements with the FDIC	21,072	970.6	6.15	22,675	1,038.9	6.12	(1,603)	(68.3)	0.03
Loans covered under loss sharing agreements with the FDIC	4,685	324.2	9.25	2,823	192.4	9.11	1,862	131.8	0.14
Total loans	25,757	1,294.8	6.72	25,498	1,231.3	6.45	259	63.5	0.27
Total interest earning assets	33,299	$1,484.1	5.95%	34,059	$1,441.0	5.65%	(760)	$43.1	0.30%
Allowance for loan losses	(744)			(1,253)			509
Other non-interest earning assets	5,863			5,170			693
Total average assets	$38,418			$37,976			$442

Liabilities and Stockholders' equity:
Interest bearing deposits:
NOW and money market	$5,206	$24.6	0.63%	$4,998	$30.6	0.82%	$208	($6.0)	(0.19)%
Savings	6,269	31.1	0.66	5,881	40.3	0.92	388	(9.2)	(0.26)
Time deposits	10,999	157.7	1.92	10,967	199.0	2.43	32	(41.3)	(0.51)
Total interest bearing deposits	22,474	213.4	1.27	21,846	269.9	1.65	628	(56.5)	(0.38)
Borrowings	6,299	183.5	3.89	7,523	230.8	4.09	(1,224)	(47.3)	(0.20)
Total interest bearing liabilities	28,773	396.9	1.84	29,369	500.7	2.28	(596)	(103.8)	(0.44)
Net interest spread			4.11%			3.37%			0.74%
Non-interest bearing deposits	5,022			4,638			384
Other liabilities	919			920			(1)
Stockholders' equity	3,704			3,049			655
Total average liabilities and stockholders' equity	$38,418			$37,976			$442

Net interest income / margin non-taxable equivalent basis		$1,087.2	4.36%		$940.3	3.69%		$146.9	0.67%

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table F - Breakdown of Other Service Fees
(Unaudited)

	Quarters ended			Variance	Variance
	September 30,	June 30,	September 30,	3Q 2011 vs.	Q3 2011 vs.
(In thousands)	2011	2011	2010	2Q 2011	Q3 2010
Other service fees:
Debit card fees	$13,075	$13,795	$27,711	$(720)	$(14,636)
Insurance fees	13,785	12,208	11,855	1,577	1,930
Credit card fees and discounts	13,738	11,792	24,382	1,946	(10,644)
Sale and administration of investment products	9,915	7,657	11,379	2,258	(1,464)
Mortgage servicing fees, net of fair value adjustments	2,120	2,269	1,306	(149)	814
Trust fees	4,006	4,110	3,534	(104)	472
Processing fees	1,684	1,740	15,258	(56)	(13,574)
Other fees	4,341	4,736	5,397	(395)	(1,056)
Total other service fees	$62,664	$58,307	$100,822	$4,357	$(38,158)

	Nine months ended
	September 30,	September 30,	Variance
(In thousands)	2011	2010	2011 vs. 2010
Other service fees:
Debit card fees	$39,795	$83,480	$(43,685)
Insurance fees	37,919	34,929	2,990
Credit card fees and discounts	36,106	73,692	(37,586)
Sale and administration of investment products	24,702	28,791	(4,089)
Mortgage servicing fees, net of fair value adjustments	10,649	15,487	(4,838)
Trust fees	11,611	10,168	1,443
Processing fees	5,121	43,390	(38,269)
Other fees	13,720	15,930	(2,210)
Total other service fees	$179,623	$305,867	$(126,244)

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(in thousands)	September 30, 2011	June 30, 2011	September 30, 2010	Q3 2011 vs. Q2 2011	Q3 2011 vs. Q3 2010
Loans not covered under FDIC loss sharing agreements:
Commercial	$10,588,919	$10,736,333	$11,719,127	$(147,414)	$(1,130,208)
Construction	358,060	393,759	1,299,929	(35,699)	(941,869)
Lease financing	571,068	586,056	613,560	(14,988)	(42,492)
Mortgage	5,466,503	5,347,512	4,750,068	118,991	716,435
Consumer	3,689,336	3,594,034	3,758,743	95,302	(69,407)
Total non-covered loans held-in-portfolio	$20,673,886	$20,657,694	$22,141,427	$16,192	$(1,467,541)
Loans covered under FDIC loss sharing agreements	4,512,423	4,616,575	4,953,195	(104,152)	(440,772)
Total loans held-in-portfolio	$25,186,309	$25,274,269	$27,094,622	$(87,960)	(1,908,313)
Loans held-for-sale:
Commercial	$24,191	$57,998	$5,409	$(33,807)	$18,782
Construction	234,336	340,687	540	(106,351)	233,796
Mortgage	110,250	110,361	109,139	(111)	1,111
Total loans held-for-sale	368,777	509,046	115,088	(140,269)	253,689
Total loans	$25,555,086	$25,783,315	$27,209,710	$(228,229)	$(1,654,624)

Deposits - Ending Balances
				Variance
(In thousands)	September 30, 2011	June 30, 2011	September 30, 2010	Q3 2011 vs. Q2 2011	Q3 2011 vs. Q3 2010
Demand deposits [1]	$6,149,514	$6,285,171	$6,023,732	$(135,657)	$125,782
Savings, NOW and money market deposits (non-brokered)	10,787,782	10,724,099	10,328,457	63,683	459,325
Savings, NOW and money market deposits (brokered)	100,002	50,000	-	50,002	100,002
Time deposits (non-brokered)	8,005,247	8,179,689	8,873,350	(174,442)	(868,103)
Time deposits (brokered CDs)	2,910,795	2,721,470	2,514,505	189,325	396,290
Total deposits	$27,953,340	$27,960,429	$27,740,044	$(7,089)	$213,296
[1] Includes interest and non-interest bearing deposits.

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table H - Non-Performing Assets
(Unaudited)

							Variance
(Dollars in thousands)	September 30, 2011	As a percentage of loans HIP by category	June 30, 2011	As a percentage of loans HIP by category	September 30, 2010	As a percentage of loans HIP by category	Q3 2011 vs. Q2 2011	Q3 2011 vs. Q3 2010
Commercial	$872,581	8.2%	$784,587	7.3%	$784,304	6.7%	$87,994	$88,277
Construction	187,914	52.5	198,235	50.3	818,186	62.9	(10,321)	(630,272)
Lease financing	4,194	0.7	4,457	0.8	6,478	1.1	(263)	(2,284)
Mortgage	617,723	11.3	587,987	11.0	669,175	14.1	29,736	(51,452)
Consumer	49,259	1.3	49,424	1.4	65,906	1.8	(165)	(16,647)
Total non-performing loans held-in-portfolio, excluding covered loans	1,731,671	8.4%	1,624,690	7.9%	2,344,049	10.6%	106,981	(612,378)
Non-performing loans held-for-sale [1]	259,776		399,869		-		(140,093)	259,776
Other real estate owned (“OREO”), excluding covered OREO	175,785		162,419		168,823		13,366	6,962
Total non-performing assets, excluding covered assets	2,167,232		2,186,978		2,512,872		(19,746)	(345,640)
Covered loans and OREO	86,301		89,782		110,047		(3,481)	(23,746)
Total non-performing assets	$2,253,533		$2,276,760		$2,622,919		$(23,227)	$(369,386)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio to loans held-in-portfolio	8.38%		7.86%		10.59%
Allowance for loan losses to loans held-in-portfolio	3.35		3.34		5.62
Allowance for loan losses to non-performing loans, excluding held-for-sale	39.99		42.45		53.07
Ratios including covered loans:
Non-performing loans held-in-portfolio to loans held-in-portfolio	6.92%		6.49%		8.85%
Allowance for loan losses to loans held-in-portfolio	3.07		2.95		4.59
Allowance for loan losses to non-performing loans, excluding held-for-sale	44.35		45.55		51.88
[1] Non-performing loans held-for-sale as of September 30, 2011 consisted of $234 million in construction loans, $24 million in commercial loans and $1 million in mortgage loans.

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table I - Activity in Non-performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	September 30, 2011	September 30, 2011	September 30, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - June 30, 2011	$557,421	$227,166	$784,587
Plus:
New non-performing loans	197,365	68,810	266,175
Advances on existing non-performing loans	10,037	226	10,263
Less:
Non-performing loans transferred to OREO	(2,171)	(4,604)	(6,775)
Non-performing loans charged-off	(58,510)	(36,055)	(94,565)
Loans returned to accrual status / loan collections	(51,205)	(35,899)	(87,104)
Ending balance NPLs - September 30, 2011	$652,937	$219,644	$872,581

Construction loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	September 30, 2011	September 30, 2011	September 30, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - June 30, 2011	$58,691	$139,544	$198,235
Plus:
New non-performing loans	14,324	7,829	22,153
Advances on existing non-performing loans	48	101	149
Less:
Non-performing loans transferred to OREO	-	(2,824)	(2,824)
Non-performing loans charged-off	(563)	(8,554)	(9,117)
Loans returned to accrual status / loan collections	(7,529)	(13,153)	(20,682)
Ending balance NPLs - September 30, 2011	$64,971	$122,943	$187,914

Commercial loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	June 30, 2011	June 30, 2011	June 30, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - March 31, 2011	$526,930	$225,408	$752,338
Plus:
New non-performing loans	111,545	75,263	186,808
Advances on existing non-performing loans	-	-	-
Less:
Non-performing loans transferred to OREO	(2,403)	(6,958)	(9,361)
Non-performing loans charged-off	(41,532)	(32,005)	(73,537)
Loans returned to accrual status / loan collections	(37,119)	(34,542)	(71,661)
Ending balance NPLs - June 30, 2011	$557,421	$227,166	$784,587

Construction loans held-in-portfolio:
	Quarter ended	Quarter ended	Quarter ended
	June 30, 2011	June 30, 2011	June 30, 2011
(In thousands)	BPPR	BPNA	Popular, Inc.
Beginning Balance NPLs - March 31, 2011	$57,176	$166,983	$224,159
Plus:
New non-performing loans	4,779	3,499	8,278
Advances on existing non-performing loans	3,157	-	3,157
Less:
Non-performing loans transferred to OREO	(3,780)	(45)	(3,825)
Non-performing loans charged-off	(275)	(6,441)	(6,716)
Loans returned to accrual status / loan collections	(2,366)	(24,452)	(26,818)
Ending balance NPLs - June 30, 2011	$58,691	$139,544	$198,235

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	September 30,					June 30,					September 30,
(Dollars in thousands)	2011		2011	2011		2011		2011	2011		2010
	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Total [1]
Balance at beginning of period	$689,678		$57,169	$746,847		$727,346		$9,159	$736,505		$1,277,016
Provision for loan losses	150,703		25,573	176,276		95,712		48,605	144,317		215,013
	840,381		82,742	923,123		823,058		57,764	880,822		1,492,029
Net loans charged-off (recovered):
Commercial BPPR	58,509		1,278	59,787		49,923		263	50,186		57,248
Commercial BPNA	22,892		-	22,892		32,005		-	32,005		43,047
Construction BPPR	(81)		(1,500)	(1,581)		(5,944)		-	(5,944)		54,567
Construction BPNA	3,664		-	3,664		4,588		-	4,588		15,879
Lease financing BPPR	401		-	401		632		-	632		990
Lease financing BPNA	25		-	25		125		-	125		989
Mortgage BPPR	7,560		65	7,625		7,151		-	7,151		5,102
Mortgage BPNA	6,086		-	6,086		4,030		-	4,030		17,388
Consumer BPPR	23,278		2,478	25,756		27,363		332	27,695		34,058
Consumer BPNA	12,841		-	12,841		13,507		-	13,507		18,767
	135,175		2,321	137,496		133,380		595	133,975		248,035
Write-down related to loans transferred to loans held-for-sale	12,706		-	12,706		-		-	-		-
Balance at end of period	$692,500		$80,421	$772,921		$689,678		$57,169	$746,847		$1,243,994
Ratios:
Annualized net charge-offs to average loans held-in-portfolio	2.64%			2.20%		2.59%			2.12%		3.68%
Provision for loan losses to net charge-offs	1.11	x		1.28	x	0.72	x		1.08	x	0.87	x

[1] There was no allowance for loan losses on covered loans as of September 30, 2010. The ratio of annualized net charge-offs to average loans held-in-portfolio, excluding covered loans, was 4.52% for the quarter ended September 30, 2010.

	Nine months ended					Nine months ended
	September 30,					September 30,
(Dollars in thousands)	2011		2011	2011		2010
	Non-covered loans		Covered loans	Total		Total [1]
Balance at beginning of period	$793,225		$-	$793,225		$1,261,204
Provision for loan losses	306,177		89,735	395,912		657,471
	1,099,402		89,735	1,189,137		1,918,675
Net loans charged-off (recovered):
Commercial BPPR	146,960		3,248	150,208		121,785
Commercial BPNA	88,195		-	88,195		128,765
Construction BPPR	1,996		2,845	4,841		112,701
Construction BPNA	13,399		-	13,399		62,739
Lease financing BPPR	2,211		-	2,211		5,363
Lease financing BPNA	203		-	203		3,641
Mortgage BPPR	22,388		65	22,453		14,543
Mortgage BPNA	10,686		-	10,686		61,471
Consumer BPPR	79,055		3,156	82,211		100,026
Consumer BPNA	42,910		-	42,910		63,647
	408,003		9,314	417,317		674,681
Recovery related to loans transferred to loans held-for-sale	(1,101)		-	(1,101)		-
Balance at end of period	$692,500		$80,421	$772,921		$1,243,994
Ratios:
Annualized net charge-offs to average loans held-in-portfolio	2.65%			2.21%		3.54%
Provision for loan losses to net charge-offs	0.75	x		0.95	x	0.97	x

[1] There was no allowance for loan losses on covered loans as of September 30, 2010. The ratio of annualized net charge-offs to average loans held-in-portfolio, excluding covered loans, was 3.98% for the nine months ended September 30, 2010.

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of general and specific reserves - CONSOLIDATED
(Unaudited)

September 30, 2011
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total [2]
Specific ALLL		$21,240	$1,335	$46	$28,192	$7,665	$58,478
Impaired loans	[1]	$519,827	$180,694	$6,568	$313,951	$147,053	$1,168,093
Specific ALLL to impaired loans	[1]	4.09%	0.74%	0.70%	8.98%	5.21%	5.01%
General ALLL		$383,907	$13,900	$4,703	$67,689	$163,823	$634,022
Loans held-in-portfolio, excluding impaired loans	[1]	$10,069,092	$177,366	$564,500	$5,152,552	$3,542,283	$19,505,793
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	3.81%	7.84%	0.83%	1.31%	4.62%	3.25%
Total ALLL		$405,147	$15,235	$4,749	$95,881	$171,488	$692,500
Total non-covered loans held-in-portfolio	[1]	$10,588,919	$358,060	$571,068	$5,466,503	$3,689,336	$20,673,886
ALLL to loans held-in-portfolio	[1]	3.83%	4.25%	0.83%	1.75%	4.65%	3.35%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2011, the general allowance on the covered loans amounted to $79 million while the specific reserve amounted to $1 million.

June 30, 2011
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total [2]
Specific ALLL		$7,755	$386	$-	$11,665	$-	$19,806
Impaired loans	[1]	$486,007	$199,919	$-	$205,753	$-	$891,679
Specific ALLL to impaired loans	[1]	1.60%	0.19%	-%	5.67%	-%	2.22%
General ALLL		$404,010	$19,399	$5,770	$66,307	$174,386	$669,872
Loans held-in-portfolio, excluding impaired loans	[1]	$10,250,326	$193,840	$586,056	$5,141,759	$3,594,034	$19,766,015
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	3.94%	10.01%	0.98%	1.29%	4.85%	3.39%
Total ALLL		$411,765	$19,785	$5,770	$77,972	$174,386	$689,678
Total non-covered loans held-in-portfolio	[1]	$10,736,333	$393,759	$586,056	$5,347,512	$3,594,034	$20,657,694
ALLL to loans held-in-portfolio	[1]	3.84%	5.02%	0.98%	1.46%	4.85%	3.34%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of June 30, 2011, the general allowance on the covered loans amounted to $56 million while the specific reserve amounted to $1 million.

Variance September 30, 2011 versus June 30, 2011
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total
Specific ALLL		$13,485	$949	$46	$16,527	$7,665	$38,672
Impaired loans		$33,820	$(19,225)	$6,568	$108,198	$147,053	$276,414

General ALLL		$(20,103)	$(5,499)	$(1,067)	$1,382	$(10,563)	$(35,850)
Loans held-in-portfolio, excluding impaired loans		$(181,234)	$(16,474)	$(21,556)	$10,793	$(51,751)	$(260,222)

Total ALLL		$(6,618)	$(4,550)	$(1,021)	$17,909	$(2,898)	$2,822
Total non-covered loans held-in-portfolio		$(147,414)	$(35,699)	$(14,988)	$118,991	$95,302	$16,192

September 30, 2010
(Dollars in thousands)		Commercial	Construction	Lease Financing	Mortgage	Consumer	Total [2]
Specific ALLL		$107,318	$182,134	$-	$62,039	$-	$351,491
Impaired loans	[1]	$621,557	$794,716	$-	$309,840	$-	$1,726,113
Specific ALLL to impaired loans	[1]	17.27%	22.92%	-%	20.02%	-%	20.36%
General ALLL		$405,053	$125,454	$14,302	$112,641	$235,053	$892,503
Loans held-in-portfolio, excluding impaired loans	[1]	$11,097,570	$505,213	$613,560	$4,440,228	$3,758,743	$20,415,314
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	3.65%	24.83%	2.33%	2.54%	6.25%	4.37%
Total ALLL		$512,371	$307,588	$14,302	$174,680	$235,053	$1,243,994
Total non-covered loans held-in-portfolio	[1]	$11,719,127	$1,299,929	$613,560	$4,750,068	$3,758,743	$22,141,427
ALLL to loans held-in-portfolio	[1]	4.37%	23.66%	2.33%	3.68%	6.25%	5.62%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2010, there was no allowance on these covered loans.

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of general and specific reserves - PUERTO RICO OPERATIONS
(Unaudited)

As of September 30, 2011
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$20,941	$569	$16,682	$46	$7,546	$45,784
General ALLL non-covered loans	224,807	4,438	48,747	3,858	115,954	397,804
ALLL - non-covered loans	245,748	5,007	65,429	3,904	123,500	443,588
Specific ALLL covered loans	1,634	-	-	-	-	1,634
General ALLL covered loans	61,840	9,926	2,296	-	4,725	78,787
ALLL - covered loans	63,474	9,926	2,296	-	4,725	80,421
Total ALLL	$309,222	$14,933	$67,725	$3,904	$128,225	$524,009
Loans held-in-portfolio:
Impaired non-covered loans	$378,180	$61,750	$282,402	$6,568	$142,438	$871,338
Non covered loans held-in-portfolio, excluding impaired loans	6,035,309	102,164	4,350,938	546,557	2,822,057	13,857,025
Non-covered loans held-in-portfolio	6,413,489	163,914	4,633,340	553,125	2,964,495	14,728,363
Impaired covered loans	2,675	-	-	-	-	2,675
Covered loans held-in-portfolio, excluding impaired loans	2,571,401	599,990	1,217,434	-	120,923	4,509,748
Covered loans held-in-portfolio	2,574,076	599,990	1,217,434	-	120,923	4,512,423
Total loans held-in-portfolio	$8,987,565	$763,904	$5,850,774	$553,125	$3,085,418	$19,240,786

As of June 30, 2011
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$7,704	$116	$8,226	$-	$-	$16,046
General ALLL non-covered loans	219,429	6,957	46,914	5,045	120,512	398,857
ALLL - non-covered loans	227,133	7,073	55,140	5,045	120,512	414,903
Specific ALLL covered loans	1,000	-	-	-	-	1,000
General ALLL covered loans	46,829	9,291	35	-	14	56,169
ALLL - covered loans	47,829	9,291	35	-	14	57,169
Total ALLL	$274,962	$16,364	$55,175	$5,045	$120,526	$472,072
Loans held-in-portfolio:
Impaired non-covered loans	$346,893	$65,885	$195,650	$-	$-	$608,428
Non covered loans held-in-portfolio, excluding impaired loans	6,056,048	96,156	4,305,288	564,289	2,846,428	13,868,209
Non-covered loans held-in-portfolio	6,402,941	162,041	4,500,938	564,289	2,846,428	14,476,637
Impaired covered loans	3,626	-	-	-	-	3,626
Covered loans held-in-portfolio, excluding impaired loans	2,592,139	645,160	1,238,228	-	137,422	4,612,949
Covered loans held-in-portfolio	2,595,765	645,160	1,238,228	-	137,422	4,616,575
Total loans held-in-portfolio	$8,998,706	$807,201	$5,739,166	$564,289	$2,983,850	$19,093,212

Variance September 30, 2011 versus June 30, 2011
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$13,237	$453	$8,456	$46	$7,546	$29,738
General ALLL non-covered loans	5,378	(2,519)	1,833	(1,187)	(4,558)	(1,053)
ALLL - non-covered loans	18,615	(2,066)	10,289	(1,141)	2,988	28,685
Specific ALLL covered loans	634	-	-	-	-	634
General ALLL covered loans	15,011	635	2,261	-	4,711	22,618
ALLL - covered loans	15,645	635	2,261	-	4,711	23,252
Total ALLL	$34,260	$(1,431)	$12,550	$(1,141)	$7,699	$51,937
Loans held-in-portfolio:
Impaired non-covered loans	$31,287	$(4,135)	$86,752	$6,568	$142,438	$262,910
Non covered loans held-in-portfolio, excluding impaired loans	(20,739)	6,008	45,650	(17,732)	(24,371)	(11,184)
Non-covered loans held-in-portfolio	10,548	1,873	132,402	(11,164)	118,067	251,726
Impaired covered loans	(951)	-	-	-	-	(951)
Covered loans held-in-portfolio, excluding impaired loans	(20,738)	(45,170)	(20,794)	-	(16,499)	(103,201)
Covered loans held-in-portfolio	(21,689)	(45,170)	(20,794)	-	(16,499)	(104,152)
Total loans held-in-portfolio	$(11,141)	$(43,297)	$111,608	$(11,164)	$101,568	$147,574

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of general and specific reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

As of September 30, 2011
U.S. Mainland
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$299	$766	$11,510	$-	$119	$12,694
General ALLL	159,100	9,462	18,942	845	47,869	236,218
Total ALLL	159,399	10,228	30,452	845	47,988	248,912
Loans held-in-portfolio:
Impaired loans	141,647	118,944	31,549	-	4,615	296,755
Loans held-in-portfolio, excluding impaired loans	4,033,783	75,202	801,614	17,943	720,226	5,648,768
Total loans held-in-portfolio	$4,175,430	$194,146	$833,163	$17,943	$724,841	$5,945,523

As of June 30, 2011
U.S. Mainland
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$51	$270	$3,439	$-	$-	$3,760
General ALLL	184,581	12,442	19,393	725	53,874	271,015
Total ALLL	184,632	12,712	22,832	725	53,874	274,775
Loans held-in-portfolio:
Impaired loans	139,114	134,034	10,103	-	-	283,251
Loans held-in-portfolio, excluding impaired loans	4,194,278	97,684	836,471	21,767	747,606	5,897,806
Total loans held-in-portfolio	$4,333,392	$231,718	$846,574	$21,767	$747,606	$6,181,057

Variance September 30, 2011 versus June 30, 2011
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$248	$496	$8,071	$-	$119	$8,934
General ALLL	(25,481)	(2,980)	(451)	120	(6,005)	(34,797)
Total ALLL	(25,233)	(2,484)	7,620	120	(5,886)	(25,863)
Loans held-in-portfolio:
Impaired loans	2,533	(15,090)	21,446	-	4,615	13,504
Loans held-in-portfolio, excluding impaired loans	(160,495)	(22,482)	(34,857)	(3,824)	(27,380)	(249,038)
Total loans held-in-portfolio	$(157,962)	$(37,572)	$(13,411)	$(3,824)	$(22,765)	$(235,534)

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)		September 30, 2011	June 30, 2011	September 30, 2010
Total stockholders’ equity		$4,012,601	$3,964,068	$4,120,131
Less: Preferred stock		(50,160)	(50,160)	(50,160)
Less: Goodwill		(648,353)	(647,318)	(645,944)
Less: Other intangibles		(64,212)	(54,186)	(60,438)
Total tangible common equity		$3,249,876	$3,212,404	$3,363,589
Total assets		$38,178,603	$39,013,342	$40,725,284
Less: Goodwill		(648,353)	(647,318)	(645,944)
Less: Other intangibles		(64,212)	(54,186)	(60,438)
Total tangible assets		$37,466,038	$38,311,838	$40,018,902
Tangible common equity to tangible assets		8.67%	8.38%	8.41%
Common shares outstanding at end of period		1,024,475,398	1,023,977,895	1,022,686,418
Tangible book value per common share		$3.17	$3.14	$3.29

(In thousands)		September 30, 2011	June 30, 2011	September 30, 2010
Common stockholders’ equity		$3,962,441	$3,913,908	$4,069,971
Less: Unrealized gains on available-for-sale securities, net of tax	[1]	(209,120)	(188,171)	(195,564)
Less: Disallowed deferred tax assets	[2]	(222,601)	(271,139)	(220,683)
Less: Intangible assets:
Goodwill		(648,353)	(647,318)	(645,944)
Other disallowed intangibles		(31,272)	(22,596)	(30,045)
Less: Aggregate adjusted carrying value of all non-financial equity investments		(1,525)	(1,540)	(1,590)
Add: Pension liability adjustment, net of tax and accumulated net gains (losses) on cash flow hedges	[3]	125,004	125,605	74,301
Total Tier 1 common equity		$2,974,574	$2,908,749	$3,050,446

[1] In accordance with regulatory risk-based capital guidelines, Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

[2] Approximately $126 million of the Corporation’s $342 million of net deferred tax assets at September 30, 2011 (June 30, 2011 - $96 million and $362 million, respectively; September 30, 2010 - $134 million and $330 million, respectively), were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $223 million of such assets at September 30, 2011 (June 30, 2011 - $271 million; September 30, 2010 - $221 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets”, were deducted in arriving at Tier 1 capital. The remaining $7 million of the Corporation’s other net deferred tax assets at September 30, 2011 (June 30, 2011 - $5 million; September 30, 2010 - $25 million) represented primarily the following items (a) the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines; (b) the deferred tax asset corresponding to the pension liability adjustment recorded as part of accumulated other comprehensive income; and (c) the deferred tax liability associated with goodwill and other intangibles.

[3] The Federal Reserve Bank has granted interim capital relief for the impact of pension liability adjustment.

Popular, Inc.
Financial Supplement to Third Quarter 2011 Earnings Release
Table O - Financial Information - Westernbank Covered Loans
(Unaudited)

	Quarter ended
(In thousands)	September 30, 2011	June 30, 2011	Variance
Interest income:
Interest income on covered loans, except for discount accretion on ASC 310-20 covered loans	$102,308	$106,762	$(4,454)
Discount accretion on ASC 310-20 covered loans	3,501	9,135	(5,634)
Total interest income	105,809	115,897	(10,088)
FDIC loss share (expense) income:
(Amortization) accretion of indemnification asset	(22,167)	6,661	(28,828)
80% mirror accounting on discount accretion on ASC 310-20 loans	(2,801)	(7,308)	4,507
80% mirror accounting on provision for loan losses	20,458	38,884	(18,426)
Other	(851)	433	(1,284)
Total FDIC loss share (expense) income	(5,361)	38,670	(44,031)
Fair value change in equity appreciation instrument	-	578	(578)
Other non-interest income	(6)	1,012	(1,018)
Total revenues	100,442	156,157	(55,715)
Provision for loan losses	25,573	48,605	(23,032)
Total revenues less provision for loan losses	$74,869	$107,552	$(32,683)

Quarterly average assets:	Quarter ended
(In millions)	September 30, 2011	June 30, 2011	Variance
Covered loans	$4,557	$4,686	$(129)
FDIC loss share asset	1,896	2,327	(431)
Note issued to the FDIC	1,057	1,859	(802)

Activity in the carrying amount and accretable yield of covered loans accounted for under ASC 310-30

	Quarter		Quarter
	September 30, 2011		June 30, 2011
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,616,919	$4,265,065	$1,258,176	$4,423,496
Accretion	(96,418)	96,418	(100,185)	100,185
Change in expected cash flows	(23,936)		458,928
Collections		(243,678)		(258,616)
Ending balance	1,496,565	4,117,805	1,616,919	4,265,065
Allowance for loan losses - ASC 310-30 covered loans		(62,446)		(48,257)
Ending balance, net of allowance for loan losses	$1,496,565	$4,055,359	$1,616,919	$4,216,808

CONTACTS:
Popular, Inc.
Investor Relations:
Jorge A. Junquera, 787-754-1685
Chief Financial Officer
Senior Executive Vice President
or
Media Relations:
Teruca Rullán, 787-281-5170 or 917-679-3596/mobile
Senior Vice President
Corporate Communications